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[GRAPHIC OMITTED] Atlas
                  pipeline
                  partners


Contact: Michael Staines
         President & Chief Operating Officer
         Atlas Pipeline Partners, L.P.
         1845 Walnut Street - Suite 1000
         Philadelphia, PA 19103
         (215) 546-5005
         (215) 546-4785 (facsimile)

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                          ATLAS PIPELINE PARTNERS, L.P.
                            ANNOUNCES AN AGREEMENT TO
                        ACQUIRE TRITON COAL COMPANY, LLC


Philadelphia, PA. January 18, 2002 - Atlas Pipeline Partners, L.P. (AMEX: APL) ("APL") announced today that it has entered into an agreement to acquire Triton Coal Company, LLC ("Triton"), one of the nation's largest coal companies and one of the largest suppliers of environmentally compliant coal to utilities, from New Vulcan Coal Holdings, L.L.C. and one of its affiliates (collectively, "Vulcan"). APL will pay the Triton investors 7.1 million common units, 4.1 million subordinated units and 18.0 million deferred participation units (representing a right to receive subordinated units if certain financial thresholds are achieved). APL presently has outstanding 1.62 million common units and 1.64 million subordinated units. At the time of closing, Vulcan will make a $6.0 million cash contribution to APL, which will be paid out to APL's common unitholders as a one-time cash distribution of $3.70 per outstanding common unit. The transaction is expected to be immediately accretive on a distribution per unit basis to the common unitholders of APL.

In connection with the Triton acquisition, Resource America, Inc. (NASDAQ: REXI) has agreed to sell Atlas Pipeline Partners GP, LLC, APL's general partner (the "General Partner"), to New Vulcan Coal Holdings for $29.0 million in cash.



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The Board of Directors of each of Triton, Resource America and the General
Partner and its Conflicts Committee have unanimously approved the transaction and the financial advisor to the Conflicts Committee of the General Partner has rendered an opinion that the transaction is fair, from a financial point of view, to the common unitholders of APL. The completion of the transaction is subject to a vote of the common and subordinated unitholders of APL, the refinancing of Triton's current indebtedness and other conditions typical of a transaction of this nature. Resource America, which owns all of the outstanding subordinated units, has agreed to vote its units in favor of the transaction. Upon consummation of the transaction, Resource America's 1.64 million subordinated units will be exchanged for 1.48 million common units.

As part of its commitment to APL's pipeline operations, Resource America will amend its existing gas gathering agreement with APL and, through a wholly-owned subsidiary, will continue to have full control and responsibility over the APL gas gathering system, including its management, maintenance, operation, extension, preservation and replacement. Under the amended agreement, Resource America has agreed to continue to drill additional wells and connect them to the APL system, including 500 new wells over the next three years. Resource America, through its wholly-owned subsidiary, Atlas America, Inc., has just completed its 2001 Natural Gas Investment Programs with total subscriptions of $51.0 million and will drill approximately 250 new wells before March 31, 2002, the majority of which will be connected to the APL system. Michael Staines, currently President and COO of the General Partner and Senior Vice President of Resource America, will continue to serve as head of APL's gas division.

Mr. Staines noted that "the acquisition will provide APL investors with a significant enhancement of liquidity, increase the size of the partnership and will allow APL to accelerate its growth across multiple energy sources as well as dramatically expand APL's base of operations and diversify its business." Jim Hake, who will become CEO of the combined company, stated, "the combination of Triton and APL will create the nation's largest natural gas and coal master limited partnership and will position the combined company for growth and expansion. We believe that the demand for energy assets will continue to increase and expect APL to benefit from internal growth in both its gas and coal operations and from its ability to make accretive acquisitions in the future."

Triton owns and operates two large surface coal mines located in the Powder River Basin near Gillette, Wyoming that produce annually approximately 43 million tons of premium quality, environmentally compliant and super-compliant, sub-bituminous coal for use by electric utilities. Triton's two mines are among the nation's largest and lowest cost producers of utility coal. Triton has reserves of over 770 million tons of coal which it supplies to 30 customers under both long-term contracts and short-term spot market arrangements.

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APL currently owns and operates more than 1,300 miles of natural gas gathering pipelines in western Pennsylvania, western New York and eastern Ohio. APL is paid a fee for gathering and transporting the natural gas volumes, currently approximately 48.5 million cubic feet of gas per day, through its pipeline system. Approximately 4,000 wells are connected to this system, which generated approximately $13 million in revenue during 2001. APL's systems connect with major public utility pipelines operated by Peoples Natural Gas Company, National Fuel Gas Supply, Tennessee Gas Pipeline Company, National Fuel Gas Distribution Company, East Ohio Gas Company, Columbia of Ohio, Consolidated Natural Gas Co., Texas Eastern Pipeline and Columbia Gas Transmission Corp.

APL was advised by Friedman, Billings, Ramsey & Co., Inc., Arlington, VA, and received legal advice from Ledgewood Law Firm, P.C., Philadelphia, PA. APL's Conflicts Committee was advised by McDonald Investments Inc., Cleveland, OH. Triton was advised by Banc of America Securities LLC New York, NY, Rothschild, Inc., New York, NY, and Berenson Minella & Co., New York, NY, and received legal advice from O'Sullivan LLP, New York, NY, and Mayer Brown & Platt, Houston, TX.

This press release contains or may contain forward-looking statements regarding APL's and Triton's business and operations, growth prospects and strategy, customers, markets served and the effect that the combination of Triton and APL may have on future earnings, financial results and distributions to unitholders. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that APL will be unable to obtain unitholder approval of the Triton acquisition, that the required financing for the transaction will not be obtained or will contain restrictions on the combined company's future business and operations, and that APL will be unable to consummate the proposed acquisition for some other reason; the risk that APL may not successfully integrate Triton with APL's existing business; the effects of vigorous competition in the markets in which APL or Triton operate; legislative or regulatory changes or requirements affecting the business in which APL and Triton are engaged; changes in technology which may increase the number of competitors or require significant capital expenditures to provide competitive services; climate conditions and fluctuations in fuel, gas or coal prices; the failure of APL and/or Triton to obtain or maintain all necessary permits to operate their respective businesses; actual versus projected volumetric productions from the wells connected to APL's gas-gathering pipeline or lower than expected coal quality output from Triton's mines; the increased cost of suppliers and services in the energy industry; the risk that Triton's long-term coal supply agreements may be terminated and that such contracts are subject to quantity and price adjustment clauses that could adversely affect revenues and profitability. Additional factors that could cause the actual results to differ significantly from those expressed or implied in the forward-looking statements can be found in APL's filings with the SEC Neither APL nor Triton assumes any obligation to update the forward-looking statements included in this press release.